UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

ARCUS BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38419	47-3898435
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3928 Point Eden Way

Hayward, CA 94545

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 694-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 8, 2018, the Board of Directors (“Board”) of Arcus Biosciences, Inc. (the “Company”) promoted Jennifer Jarrett to Chief Operating Officer and Chief Financial Officer from her existing role as Chief Business Officer and Chief Financial Officer. In her new role, Ms. Jarrett will be responsible for several key areas, including finance, investor relations, corporate communications, business and corporate development, strategic planning and human resources.

In connection with her promotion, Ms. Jarrett will receive an increase in annual base salary from $420,000 to $450,000 per year effective May 31, 2018, and has been granted a stock option to purchase 161,114 shares of common stock, which will vest monthly over four years, subject to Ms. Jarrett’s continued service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARCUS BIOSCIENCES, INC.
Date: June 12, 2018	By:	/s/ Terry Rosen
Terry Rosen
Chief Executive Officer